Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2021 Results
Revenues of $69.1 million and gross margin of 29.4% for the second quarter of 2021

CAMAS, Wash., August 5, 2021 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2021.
“Growth in all three of our end markets resulted in record revenue in the second quarter, which exceeded the top end of our guidance range,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Further adoption of our innovative high-power fiber lasers led to record revenue from Industrial customers outside of China, and increased global demand for our industry-leading semiconductor lasers resulted in significant growth in Microfabrication. We also increased our Aerospace & Defense revenue by 57% year-over-year, and we continue to make excellent progress in Directed Energy.”

Mr. Keeney continued, “We were pleased with our execution during the quarter. Revenue increased 33% year-over-year and our gross margins improved by more than 400 basis points versus Q2 2020. Despite an increasingly challenging supply chain our business remains strong and we are optimistic about our prospects in the second half of 2021.”

Second Quarter 2021 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2021	2020	% Change
Revenues	$69,113	$52,138	32.6%
Gross margin	29.4%	25.0%
Loss from operations	$(9,014)	$(6,049)	(49.0)%
Operating margin	(13.0)%	(11.6)%
Net loss	$(7,890)	$(6,830)	(15.5)%
Adjusted EBITDA(1)	$6,287	$3,256	93.1%
Adjusted EBITDA, as percentage of revenues	9.1%	6.2%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.
Revenues of $69.1 million for the second quarter of 2021 were up 32.6% compared to $52.1 million for the second quarter of 2020. Gross margin was 29.4% for the second quarter of 2021 compared to 25.0% for the second quarter of 2020. GAAP net loss for the second quarter of 2021 was $(7.9) million, or net loss of $(0.19) per diluted share, compared to net loss of $(6.8) million, or net loss of $(0.18) per diluted share, for the second quarter of 2020. Non-GAAP net income for the second quarter of 2021 was $4.4 million, or non-GAAP net income of $0.09 per diluted share, compared to non-GAAP net loss of $(0.1) million, or non-GAAP net loss of $0.00 per diluted share, for the second quarter of 2020. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric have been provided in the financial statement tables included in this release.

Outlook
For the third quarter of 2021, nLIGHT expects revenues to be in the range of $68 million to $74 million, gross margin to be in the range of 26% to 30%, and Adjusted EBITDA to be in the range of $4 million to $7 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, August 5, 2021

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Second Quarter 2021 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA and our expectations regarding customer demand for our products, operating results, and financial position, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially from these forward-looking statements, including but not limited to: (1) our ability to compete successfully in the markets for our products, (2) changes in the markets we serve or in the global economy, (3) our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products, (4) rapid technological change in the markets that we participate in and our ability to develop and maintain products that can achieve market acceptance, (5) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (6) our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels, (7) disruptions including pandemics, such as COVID-19, and their effect on our business, financial condition, or results of operations, (8) our manufacturing capacity and operations and their suitability for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues, and (10) our ability to manage risks associated with international customers and operations, (11) the effect of current and potential tariffs and global trade policies on the cost of our products, (12) our ability to protect our proprietary technology and intellectual property rights, and (13) fluctuations in our quarterly results of operations and other operating measures. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
VP, Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Products	$53,561	$45,104	$100,896	$82,034
Development	15,552	7,034	29,562	13,319
Total revenue	69,113	52,138	130,458	95,353
Cost of revenue:
Products	34,240	32,597	64,635	60,497
Development	14,548	6,485	27,853	12,299
Total cost of revenue(1)	48,788	39,082	92,488	72,796
Gross profit	20,325	13,056	37,970	22,557
Operating expenses:
Research and development(1)	14,282	9,472	25,992	18,010
Sales, general, and administrative(1)	15,057	9,633	26,771	17,333
Total operating expenses	29,339	19,105	52,763	35,343
Loss from operations	(9,014)	(6,049)	(14,793)	(12,786)
Other income (expense):
Interest income (expense), net	(32)	(65)	(106)	218
Other income (expense), net	118	(298)	144	(414)
Income (loss) before income taxes	(8,928)	(6,412)	(14,755)	(12,982)
Income tax expense (benefit)	(1,038)	418	(716)	1,323
Net loss	$(7,890)	$(6,830)	$(14,039)	$(14,305)
Net loss per share, basic	$(0.19)	$(0.18)	$(0.34)	$(0.38)
Net loss per share, diluted	$(0.19)	$(0.18)	$(0.34)	$(0.38)
Shares used in per share calculations:
Basic	42,313	38,177	41,187	38,003
Diluted	42,313	38,177	41,187	38,003

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenues	$549	$339	$1,040	$684
Research and development	3,708	2,275	6,626	4,057
Sales, general, and administrative	7,349	3,423	11,994	5,059
	$11,606	$6,037	$19,660	$9,800

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$175,364	$102,282
Accounts receivable, net	36,829	31,820
Inventory	63,296	54,706
Prepaid expenses and other current assets	11,568	11,767
Total current assets	287,057	200,575
Restricted cash	250	291
Lease right-of-use assets	17,887	12,302
Property and equipment, net	49,378	44,480
Intangible assets, net	6,519	8,345
Goodwill	12,457	12,484
Other assets, net	5,026	5,167
Total assets	$378,574	$283,644

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,677	$21,057
Accrued liabilities	15,564	15,321
Deferred revenue	2,666	2,528
Lease liabilities	2,921	2,273
Current portion of long-term debt	—	184
Total current liabilities	46,828	41,363
Non-current income taxes payable	6,882	7,556
Long-term lease liabilities	15,505	10,375
Long-term debt	30	215
Other long-term liabilities	4,683	4,221
Total liabilities	73,928	63,730
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	457,480	358,544
Accumulated other comprehensive loss	(424)	(259)
Accumulated deficit	(152,425)	(138,386)
Total stockholders’ equity	304,646	219,914
Total liabilities and stockholders’ equity	$378,574	$283,644

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(14,039)	$(14,305)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,290	3,614
Amortization	3,122	2,815
Reduction in carrying amount of right-of-use assets	1,632	1,425
Provision for (recoveries of) losses on accounts receivable	(72)	62
Stock-based compensation	19,660	9,800
Deferred income taxes	(11)	—
Loss on disposal of assets	3	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,849)	3,012
Inventory	(8,611)	(4,457)
Prepaid expenses and other current assets	175	(1,801)
Other assets	(905)	(2,131)
Accounts payable	3,335	7,400
Accrued and other long-term liabilities	1,347	1,243
Deferred revenues	133	1,519
Lease liabilities	(1,404)	(1,428)
Non-current income taxes payable	(721)	234
Net cash provided by operating activities	3,085	7,002
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(291)	—
Purchases of property, plant and equipment	(7,962)	(17,040)
Capitalization of patents	(216)	(628)
Net cash used in investing activities	(8,469)	(17,668)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	82,354	—
Proceeds from term loan	—	15,000
Principal payments on debt and financing leases	(399)	(45)
Payment of contingent consideration related to acquisition	(326)	—
Proceeds from employee stock plan purchases	750	685
Proceeds from stock option exercises	770	857
Tax payments related to stock award issuances	(4,598)	(2,157)
Net cash provided by financing activities	78,551	14,340
Effect of exchange rate changes on cash	(126)	(27)
Net increase in cash, cash equivalents and restricted cash	73,041	3,647
Cash, cash equivalents and restricted cash, beginning of period	102,573	117,293
Cash, cash equivalents and restricted cash, end of period	$175,614	$120,940
Supplemental disclosures:
Cash paid (received) for interest, net	$103	$(316)
Cash paid for income taxes	393	1,015
Right-of-use assets obtained in exchange for lease liabilities	7,224	12,408
Accrued purchases of property, equipment and patents	2,139	993

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(7,890)	$(6,830)	$(14,039)	$(14,305)
Income tax expense (benefit)	(1,038)	418	(716)	1,323
Other (income) expense, net	(118)	298	(144)	414
Interest (income) expense, net	32	65	106	(218)
Depreciation and amortization	3,695	3,268	7,412	6,429
Stock-based compensation	11,606	6,037	19,660	9,800
Acquisition and integration-related costs	—	—	—	50
Adjusted EBITDA	$6,287	$3,256	$12,279	$3,493

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(7,890)	$(6,830)	$(14,039)	$(14,305)
Add back:
Stock-based compensation(1)	11,606	6,037	19,660	9,800
Amortization of purchased intangibles	718	656	1,435	1,312
Acquisition and integration-related costs	—	—	—	50
Non-GAAP net income (loss)	4,434	(137)	7,056	(3,143)

GAAP weighted average shares outstanding	42,313	38,177	41,187	38,003
Participating securities	614	—	633	—
Non-GAAP weighted average number of shares, basic	42,927	38,177	41,820	38,003
Dilutive effect of common stock equivalents	4,334	—	4,462	—
Non-GAAP weighted average number of shares, diluted	47,261	38,177	46,282	38,003

Non-GAAP net income (loss) per share, basic	$0.10	$0.00	$0.17	$(0.08)
Non-GAAP net income (loss) per share, diluted	$0.09	$0.00	$0.15	$(0.08)
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.